UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2010
LSB CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-32955 (Commission File Number)	04-3557612 (I.R.S. Employer Identification No.)

30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.
LSB Corporation (the “Company”) announced that the Office of Thrift Supervision approved on November 15, 2010 the proposed merger of River Bank with and into People’s United Bank, a wholly owned subsidiary of People’s United Financial, Inc, in accordance with the Agreement and Plan of Merger dated July 15, 2010 by and among People’s United Financial, Inc., People’s United Bank, Bridgeport Merger Corporation, the Company and River Bank . The shareholders of the Company approved the Merger Agreement on October 27, 2010. The Company expects the acquisition of the Company by People’s United Financial, Inc. and the related merger of River Bank into People’s United Bank (which remain subject to the satisfaction or waiver of other customary closing conditions) to be completed on or after November 30, 2010.
Forward-Looking Statements
This news release contains certain forward-looking statements about the proposed merger of LSB Corporation and People’s United Financial, Inc. These statements include statements regarding the anticipated closing date of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected include delays in completing the merger and changes in the securities markets.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release issued by LSB Corporation on November 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB CORPORATION
DATED: November 16, 2010	By:	/s/ GERALD T. MULLIGAN
Gerald T. Mulligan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by LSB Corporation on November 16, 2010